CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report in this Registration Statement on Form SB-2 pertaining to 3,500,000 shares of Cassidy Media, Inc. common stock of our report dated August 2, 2006 on the financial statements of Cassidy Media, Inc. for the period June 7, 2006 (inception) to July 31, 2006, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

/s/ Wolinetz, Lafazan & Company, P.C.
WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
August 14, 2006

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